Surge Holdings Appoints Finance Veteran David N. Keys as an Independent Director of the Board

Memphis, TN, July 17, 2019 (GLOBE NEWSWIRE) — Surge Holdings, Inc. (“Surge”) (OTCQB: SURG), developer of the SurgePays™ Network for independent retailers, today announced that finance veteran David N. Keys has been appointed as an independent director to the Company’s Board of Directors.

Mr. Keys began his career with Deloitte serving in the audit group in the Las Vegas and New York City executive offices. David was the Executive Vice President, CFO and member of the executive committee of the Board of Directors of American Pacific, a chemical company that was publicly traded on the NASDAQ for many years. Mr. Keys currently serves as Chairman of the Board and Audit Committee of RSI International Inc. (TSXV: RSY), and on the Board of private companies, including Prosetta Biosciences Inc., Akonni Biosystems Inc., Walker Digital Table Systems, LLC, and Coast Flight Training and Management Inc. He previously served on the Boards of Directors of AmFed Financial Inc., Norwest Bank of Nevada and Wells Fargo Bank of Nevada. Mr. Keys also served on the Advisory Board of Directors of FM Global, a leading provider of property and casualty insurance. Mr. Keys is a Certified Public Accountant (CPA), Certified Valuation Analyst (CVA), Certified Management Accountant (CMA), Chartered Global Management Accountant (CGMA), Certified Information Technology Professional (CITP), Certified in Financial Forensics (CFF), and Certified in Financial Management (CFM). David is a member of the National Roster of Neutrals of the American Arbitration Association. He received a BS Accounting degree from Oklahoma State University.

Brian Cox, Chairman and CEO of Surge Holdings, commented, “We are excited to welcome David to the board of directors. David’s skills in planning, financial management and implementing best practices should be invaluable as we enter the next phase of our growth, including the rollout of the SurgePays™ retail blockchain network across retail locations nationwide. Additionally, we believe having an independent director of David’s caliber will assist us in meeting the qualifications to be listed on NASDAQ and maintaining the highest levels of corporate governance.”

About Surge Holdings, Inc:

Surge Holdings, Inc. is a retail supply chain company leveraging blockchain technology to provide a virtual distribution hub for retailers, as well as offer telecom services for low income customers and financial payment services for the unbanked and under-banked. Surge products are delivered through a nationwide network of convenience stores and corner markets connected to the SurgePays™ retail blockchain network. This retail platform is designed to transform the traditional supply chain by providing local retailers seamless access to global products, and empowers the corner store to select, order and fulfill delivery of wholesale goods from around the country. This platform also provides manufacturers a cost-effective and efficient platform to access local retailers. For more information on Surge Holdings and its subsidiaries, please visit: https://surgeholdings.com.

Forward Looking Statements

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “anticipates”, “plans”, or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described by the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates as of the date of the press release, and subsequent events and developments may cause the Company’s estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates of its future financial performance as of any date subsequent to the date of this press release.

Investor Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: SURG@crescendo-ir.com